Exhibit 10.5.1

First Amendment to Employment Agreement

FIRST AMENDMENT, dated as of, and effective, October 3, 2016 (this “Amendment”), to the Employment Agreement dated as of August 3, 2016 (the “Agreement”) by and between Quality Care Properties, Inc., a Maryland corporation (the “Company”) and Mark Ordan (the “Executive”).

WHEREAS, the parties desire to amend the Agreement in certain respects; and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows, effective as of the date set forth below:

1.                                    Section 3(c) of the Agreement is amended to delete the phrase “and the purchase of Warrants” from footnote 1.

2.                                    Section 3(e) of the Agreement is deleted in its entirety and replaced with the following text:

“Completion Bonus. The Compensation Committee, following completion of the Spin, will determine the amount of the completion bonus, if any, that will be payable to the Executive, and the terms and conditions of such completion bonus.”

3.                                    Section 3(f) of the Agreement is deleted in its entirety and replaced with the phrase “Intentionally Omitted”.

4.                                    Exhibit D of the Agreement is deleted in its entirety and replaced with the phrase “Intentionally Omitted”.

5.                                    This Amendment shall be construed and regulated in all respects under the laws of the State of Maryland without reference to principles of conflict of laws.

6.                                    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date written first above.

Quality Care Properties, Inc.

By:	/s/ Troy E. McHenry
Name: Troy E. McHenry
Title: Executive Vice President

By:	/s/ Mark Ordan
Mark Ordan